Exhibit 10.01

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (“Agreement”) is made as of this 31st day of October, 2004, by and between ELIASON, INC., a Wisconsin corporation (“Parent”) and ELIASON FUNDING CORPORATION, a Wisconsin corporation (“EFC”).

RECITALS

EFC desires Parent to perform certain services for EFC, as more fully set forth in Section 2.1 hereof (the “Services”), during the term of this Agreement until EFC is able to perform the Services itself or make alternative arrangements.

Parent is willing to perform the Services in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,

IT IS HEREBY AGREED AS FOLLOWS:

AGREEMENT

1. Agreement; Term and Price

1.1 Agreement. During the term of this Agreement, Parent shall provide, and EFC shall purchase from Parent, the Services subject to the terms and conditions specified in this Agreement.

1.2 Term. This Agreement shall be for a period commencing on the Effective Date hereof and expiring on the last day of the parties’ fiscal year in which this Agreement became effective (the “Initial Term”) unless otherwise terminated under this Agreement.

1.3 Renewal Term. This Agreement shall automatically be renewed for a period equal to the parties’ next fiscal year (the “Renewal Term”), with the Agreement continuing from year to year unless either party shall provide the other with written notice of its intent not to renew at least thirty (30) days prior to the end of either the Initial Term or the Renewal Term, whichever is applicable (the Initial Term and the Renewal Term, if any, are hereinafter collectively referred to as the “Term”).

1.4 Price. Services hereunder shall be performed by Parent for a fee of $5,000 per month. The fee shall be payable in arrears within 10 days after presentation of an invoice by Parent. For any partial month, the fee payable to Parent shall be prorated based upon the number of days elapsed in a month of 31 days.

2. Parent Services

2.1 Parent Services. Parent will provide to EFC all of the services as may be designated by EFC, in writing, from time to time, including, without limitation, services for those functions listed on Schedule 2.1, attached hereto and incorporated herein by reference (collectively, the “Services”).

2.2 Personnel. Parent personnel will be responsible for performing all the Services.

3. Proprietary and Related Rights

3.1 EFC’s Data. EFC’s data is and will remain EFC’s property and, upon the termination of this Agreement, such data will be returned to EFC by Parent. EFC’s data will not be utilized by Parent for any purpose other than that of rendering the Services to EFC under this Agreement, nor will EFC’s data or any part thereof be disclosed to third parties by Parent, its employees, or agents.

3.2 Confidentiality. Parent and EFC each agree that all information communicated to it by the other will be held in strict confidence and will be used only for purposes of this Agreement, and that no such information will be disclosed by the recipient party, its agents, or employees without the prior written consent of the other party.

4. Miscellaneous

4.1 Benefit and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors, assignees, and beneficiaries in interest; provided, however, that this Agreement may not be assigned by either party hereto.

4.2 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.

4.3 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, provided that all such counterparts, in the aggregate, shall contain the signatures of all parties hereto.

4.4 Headings. All Section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

4.5 Amendment, Modification and Waiver. This Agreement may not be modified, amended or supplemented except by mutual written agreement of all the parties hereto. Any party may waive in writing any term or condition contained in this Agreement and intended to be for its benefit; provided, however, that no waiver by any party, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such term or condition. Each amendment, modification, supplement or waiver shall be in writing signed by the party or the parties to be charged.

4.6 Entire Agreement. This Agreement represents the full and complete agreement of the parties with respect to the subject matter hereof and supersede and replace any prior understandings and agreements among the parties with respect to the subject matter hereof and no provision or document of any kind shall be included in or form a part of such agreement unless signed and delivered to the other party by the parties to be charged.

4.7 Third-Party Beneficiaries. No third parties are intended to benefit from this Agreement, and no third-party beneficiary rights shall be implied from anything contained in this Agreement.

4.8 Relationship of Parties. Parent, in furnishing services to EFC hereunder, is acting only as an independent contractor. Parent does not undertake by this Agreement or otherwise to perform any obligation of EFC, whether regulatory or contractual, or to assume any responsibility for EFC’s business or operations other than as provided herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year above first written.

ELIASON, INC.

By:
David J. Eliason, President

ELIASON FUNDING CORPORATION

By:
David J. Eliason, President

SCHEDULE 2.1

Tax, accounting and treasury functions

Legal

Risk Management

General office and administrative support

(including, without limitation, office rent and administration, mailroom and printshop functions, computer services, payroll, human resources and benefits administration)

Software development and support

Accounts payable management